EQUITABLE VARIABLE LIFE INSURANCE COMPANY


Premium Tax Endorsement


-------------------------------------------------------------------------------

Endorsed on this policy as of its Date of Issue:

The charge, if any, for applicable taxes set forth on Page 3--Continued of the policy will only apply to: (a) total premium payments not in excess of an amount equal to the initial Face Amount of Insurance times the factor in the Table below corresponding to the insured person's Issue Age shown on Page 3 of the policy, divided by $1,000; and (b) additional premium payments the sum total of which do not exceed the sum total of prior Net Cash Surrender Value withdrawals.

                                     TABLE
                                     -----
       ISSUE                  ISSUE                 ISSUE
        AGE     FACTOR         AGE     FACTOR        AGE      FACTOR
        ---     ------         ---     ------        ---      ------

         0       2.40          30       7.20         60        31.50
         1       2.40          31       7.60         61        33.30
         2       2.50          32       7.90         62        35.20
         3       2.60          33       8.30         63        37.20
         4       2.70          34       8.70         64        39.30
         5       2.80          35       9.10         65        41.60
         6       2.90          36       9.50         66        43.10
         7       3.00          37       9.90         67        44.90
         8       3.10          38      10.40         68        46.90
         9       3.20          39      10.90         69        48.90

        10       3.30          40      11.40         70        51.10
        11       3.50          41      12.00         71        53.50
        12       3.60          42      12.60         72        56.00
        13       3.80          43      13.20         73        58.50
        14       3.90          44      13.90         74        61.30
        15       4.10          45      14.50         75        64.20
        16       4.20          46      15.30
        17       4.40          47      16.10
        18       4.50          48      16.90
        19       4.70          49      17.70

        20       4.90          50      18.70
        21       5.00          51      19.60
        22       5.20          52      20.70
        23       5.40          53      21.70
        24       5.60          54      22.90
        25       5.90          55      24.10
        26       6.10          56      25.40
        27       6.40          57      26.80
        28       6.60          58      28.30
        29       6.90          59      29.80


     /s/ Kevin Keefe     Secretary           /s/ Robert W. Barth  Chairman of
     ---------------                         -------------------
     Kevin Keefe                             Robert W. Barth      the Board


S.88-294